Exhibit 10(g)









                                FURNITURE BRANDS

                            EXECUTIVE INCENTIVE PLAN






























                                                                February 1995
                                                        Amended March 1, 1996
                                                   Amended September 26, 1996
                                                    Amended February 24, 1997
                                                       Amended April 29, 1999

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                                                  TABLE OF CONTENTS


INTRODUCTION................................................................  1

OBJECTIVES OF PLAN..........................................................  1
         Objectives.........................................................  1
         Award Achievement..................................................  1

PARTICIPATION...............................................................  2
         Eligibility........................................................  2
         Participation....... ..............................................  2
         Non-Eligibility....................................................  3
         Plan Year..........................................................  3

HOW THE PLAN WORKS..........................................................  3
         Plan Factors.......................................................  3
         Setting Furniture Brands Goals.....................................  3
         Notification of Participation......................................  3

MECHANICS OF DETERMINING AWARDS............ ................................  4
         Definitions of Terms...............................................  4
         Mechanics of Determining Awards....................................  4

DISCRETIONARY AWARDS PROGRAM................................................  5

CERTIFICATION...............................................................  6

PAYMENT OF AWARDS...........................................................  6

ADMINISTRATION..............................................................  6

MANNER OF EXERCISE OF COMMITTEE AUTHORITY...................................  6

CERTAIN PERFORMANCE BASED AWARDS............................................  6

NO CONTRACT OF EMPLOYMENT...................................................  6

ASSIGNMENTS AND TRANSFERS...................................................  6

GOVERNING LAW...............................................................  6

AMENDMENT AND TERMINATION OF PLAN AND AWARDS................................  6

EFFECTIVE DATE OF THE PLAN..................................................  7

                                FURNITURE BRANDS

                                    CORPORATE

                            EXECUTIVE INCENTIVE PLAN



1.   INTRODUCTION

     This Executive Incentive Plan (the "Plan") has been designed for those management persons at the corporate offices of Furniture Brands International, Inc. ("FBI") who directly and substantially influence achievement of certain corporate goals. The Plan provides monetary awards for the achievement of those goals. In select cases, the Plan provides for additional special discretionary awards.

     FBI believes that the total annual income of key employees should be influenced by their individual and collective effort, and that rewards should directly relate to the achievement of planned, meaningful results. The Plan is in addition to and assumes the existence of a base salary which is competitive, equitable, and subject to periodic performance-related adjustments.

     The overall administration and control of the Plan, including final determination of annual bonus awards to each participant, is the responsibility of the Executive Compensation and Stock Option Committee of the FBI Board of Directors (the "Committee"). The Committee (or a subcommittee thereof which has been designated by the Committee to administer the Plan) shall consist solely of three or more members of the FBI Board of Directors who are "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. Members of the Committee are not eligible to participate in the Plan.

2.  OBJECTIVES OF PLAN

     A.   Objectives. The Plan has been created with several objectives in mind:

               (1)  to emphasize achievement of planned strategic objectives;

               (2)  to reinforce the importance of annual growth; and

               (3) to motivate and challenge participating executives through meaningful compensation opportunities.

     B. Award Achievement. To achieve these objectives, the Plan is designed to:

               (1) provide for monetary awards of significant value related directly to measurable FBI results;

               (2) motivate participating individuals to achieve results beyond the routine of position responsibilities; and

               (3) be appropriate for both the level of responsibility and total compensation for the position.

          Total compensation, resulting from the combination of base salary and monetary awards under the Plan, is designed to be competitive with total compensation for similar positions in American industry.

3.   PARTICIPATION

     A. Eligibility. Only management persons whose performance directly and substantially influences the annual results of FBI will be considered for participation in the Plan. Ordinarily the extent of such influence will be reflected in the Bonus Percentage (as herein defined).

     B.   Participation

               (1) At the start of each Plan Year (as herein defined) FBI management will submit a list of proposed participants and Bonus Percentages for review and approval by the Committee. The Committee may in its discretion change the participants and Bonus Percentages, provided, however, that the Committee shall, within the first 90 days of each Plan Year, set forth in writing, a final approved list of participants and Bonus Percentages for such Plan Year. Such final list of participants and Bonus Percentages may not thereafter be modified except as provided in this Plan. With respect to persons who have been determined to be "covered employees" within the meaning of Code Section 162(m)(3) for such Plan Year (a "Covered Employee"), additional participation in the Plan during a Plan Year shall be permitted only in the event of an unusual circumstance, such as a new hire. Executive officers of the Company may be participants in the Plan to the extent approved by the Committee.

               (2) To earn an award, an individual must be designated a participant for the Plan Year and must participate effectively for a minimum of eight full months of the Plan Year.

               (3) A participant who has lost time due to illness, or dies, retires or becomes totally disabled during the Plan Year, will be considered for an award under the Plan provided that his/her influence on goal achievement can be identified and that achievement of results can be measured.

     C.   Non-Eligibility

               (1) Any individual whose employment is terminated at any time during the Plan Year by reason of voluntary or encouraged resignation, or who is discharged, will not receive an award.

               (2) Any individual who has been demoted at any time during the Plan Year to a position not included in the Plan will not receive an award.

     D.   Plan Year. The Plan Year will correspond with the FBI fiscal year.

4.   HOW THE PLAN WORKS

     A. Plan Factors. There are two factors which will be measured in order to determine an award: opportunity and FBI performance.

               (1) Opportunity is the potential impact that a participant may have on the achievement of goals. This is expressed by the Bonus Percentage.

               (2) FBI Performance is the result of achievement. This is measured by the percentage of attainment of FBI's goals.

     B. Setting FBI Goals. At or prior to the beginning of each Plan Year, FBI management will recommend to the Committee for approval, one or more objective measurable performance goals for FBI (the "Goals") for such year, and the weighting to be assigned to each Goal. The Goals will be based upon one or more of the following criteria: sales; earnings; earnings per share; pre-tax earnings; net profits; return on equity; cash flow; debt reduction; asset management; stock price; market share; costs; or selling, general and administrative ("SG&A") expenses. The Goals will be realistic, yet rigorous. They will be attainable, but attainment will require above average performance. The Committee may, in its discretion, approve management's recommendations or change the Goals and/or weightings, provided, however, that the Company shall, within the first 90 days of the year (or, in the case of a new hire added to the Plan during the year, before 25% of such individual's services for the Company for the year has elapsed), set forth in writing the final approved Goals, the Minimum Percentages (as herein defined) for such year and the weighting to be assigned to such Goals.

     C.   Notification  of  Participation.   Each  participant's   target  Bonus
          Percentage will be communicated each Plan Year by delivery of the Participation Form.

5.   MECHANICS OF DETERMINING AWARDS

     A.   Definitions of Terms

          (1) Bonus Percentage. The Bonus Percentage will be expressed as a percentage (not less than 10% and not more than 100%) of the participant's base salary. That percentage will be higher for a position with significantly greater responsibilities, thus recognizing the direct relationship between position responsibility and influence on FBI results. Participants who are promoted during a Plan Year to a position with a higher Bonus Percentage will receive a prorated award based on the percentage of the Plan Year spent in each position.

          (2) Aggregate Target Amount. The Aggregate Target Amount will be expressed as a dollar amount, calculated by multiplying the participant's base annual salary rate, as in effect on March 1 of the Plan Year, which has been established at or before the time of the setting of the Aggregate Target Amount, by the Bonus Percentage. The result will be the total award to which the participant will be entitled if FBI achieves 100% of all Goals for that Plan Year.

          (3) Weighted Target Amounts. For each Goal a Weighted Target Amount will be calculated by multiplying the Aggregate Target Amount by the weighted percentage applicable to the Goal. The result for each Goal will be the portion of the total award to which the participant will be entitled if FBI achieves 100% of that Goal for that Plan Year. The sum of the Weighted Target Amounts will equal the Aggregate Target Amount.

     B.   Mechanics of Determining Awards.

          (1) FBI Performance. FBI's performance against the Goals will be measured by the percentage of achievement of each Goal. FBI's performance with respect to each Goal will be based upon audited results.

          (2) Achievement of Target. The Plan is designed to provide the participant with 100% of his/her Weighted Target Amount with respect to each Goal if FBI achieves 100% satisfaction of that Goal.

          (3) Minimum FBI Performance. Each Plan Year the Committee will establish a minimum percentage (the "Minimum Percentage") with respect to each Goal. Achievement below the Minimum Percentage will result in no award with respect to that Goal.

               Under certain circumstances, the Committee may establish Goals the achievement of which contemplate reducing rather than increasing an amount, such as a reduced debt level or reduced SG&A expenses. In any such case, the percentage which will be applied to the Weighted Target Amount for such Goal will be inversely proportional to the performance against the Goal. For example, if a Goal is a year-end debt amount and the actual year-end debt is 105% of the Goal, the percentage of Weighted Target Amount to be paid with respect to that Goal would be 95%. In these circumstances, the Minimum Percentage will be expressed in terms of a figure greater than 100%.

          (4) Calculation of Award. The percentage of FBI's achievement of each Goal will be applied to the Weighted Target Amount for that Goal to determine the amount of the award payable with respect to that Goal. Awards will be calculated separately for each Goal, but will be aggregated and paid as one award check.

          (5) Discretion to Increase Award. The Committee shall, under no circumstances, increase an award granted under this Section 5 except to the extent permitted under Treasury Regulation Section 1.162-27(e)(2)(iii).

6.    DISCRETIONARY AWARDS PROGRAM.

          (1) To recognize special needs, a discretionary awards program is part of this Plan. Its objective is to recognize the performance of FBI through a more qualitative evaluation, rather than a quantitative evaluation. This could occur, for example, if FBI does not achieve one or more Goals due to business or economic reasons beyond its control but, given these adverse circumstances, nonetheless performed well. Under such circumstances, a special award may be granted at the discretion of the Committee.

          (2) To the extent all or any portion of an award is not immediately deductible as compensation expense by FBI for federal income tax purposes, payment of such award or portion thereof, as the case may be, will be deferred until following termination of employment of the participant or until such earlier date as the Committee shall, in its discretion, determine, either at the time of deferral or thereafter, whereupon such award or any portion thereof, as the case may be, less appropriate withholdings, will be paid by check provided that the same shall then have become immediately deductible as compensation expense by FBI for federal income tax purposes. Simple interest shall be paid annually on the deferred compensation at FBI's effective borrowing rate.

          (3) Nothing contained in this Section 6 shall be deemed to permit or provide for discretionary increases in awards payable to Covered Employees under Section 5 hereof.

7. CERTIFICATION. Before any payments are made under this Plan, the Committee must certify in writing that the Goals justifying the payment of an award have been met.

8. PAYMENT OF AWARDS. Except as provided in Section 6 hereof, awards, to the extent immediately deductible as compensation expense by FBI for federal income tax purposes, less appropriate withholdings, will be paid by check as soon as practical after the audited close of a fiscal year.

9. ADMINISTRATION. Subject to the limitations as herein set forth, the Committee is authorized and empowered to administer the Plan; interpret the Plan; establish, modify and grant waivers of award restrictions; prescribe, amend and rescind rules relating to the Plan; and determine the rights and obligations of participants under the Plan. All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders, and its participants.

10. MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The express grant of any specific power to the Committee and the taking of any action by the Committee, shall not be construed, as limiting any power or authority of the Committee. All designations of participation, bonus percentages, goals, minimum percentages, aggregate amounts, and certifications of performance shall be in writing. A writing signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate the authority, subject to such terms as the Committee shall determine, to perform administrative functions (excluding those described in the second sentence of this Section 10) under the Plan.

11. CERTAIN PERFORMANCE BASED AWARD. Any awards under Section 5 hereof are intended to be "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of
Section 162(m). If any provision of this Plan does not comply with the requirements of Section 162(m) of the Code as then applicable to any employee, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such employee.

12. NO CONTRACT OF EMPLOYMENT. Participation in the Plan shall not be considered an agreement to employ a participant for any period of time or in any position.

13. ASSIGNMENTS AND TRANSFERS. With the exception of transfer by will or by the laws of descent and distribution, rights under the Plan may not be transferred or assigned.

14. GOVERNING LAW. The Plan shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of Missouri, without giving effect to the principles of conflicts of law thereof.

15. AMENDMENT AND TERMINATION OF PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or participants, except as is required by any federal or state law or regulation or the rules of any stock exchange on which the shares of FBI ("Shares") are listed, or if the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable, provided, however, that (i) without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such participant under any award theretofore granted to such participant, and
(ii) the Plan may not be amended without the consent of the stockholders of a majority of the Shares then outstanding to (a) materially modify the requirements as to eligibility for participation in the Plan, (b) change the specified performance objectives for payment of awards under Section 5, (c) increase the maximum award payable under Section 5, (d) withdraw administration of the Plan from the Committee or (e) extend the period during which awards may be granted.

16. EFFECTIVE DATE OF THE PLAN. The Plan, as amended, shall become effective on January 1, 1997 provided that the Plan is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the 1997 annual meeting of the stockholders of FBI. The terms of the Plan shall be perpetual; subject to earlier termination by the Board pursuant to
Section 15, after which no awards may be made under the Plan, but any such termination shall not affect awards then outstanding or the authority of the Committee to continue to administer the Plan.
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                                                                 Exhibit 10(m)

                              EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into as of January 1, 2000 by and between Furniture Brands International, Inc., a Delaware corporation ("Furniture Brands") and Richard B. Loynd ("Loynd").

     In accordance with the authority granted by the Executive Compensation and Stock Option Committee and the Executive Committee of the Board of Directors of Furniture Brands on November 4, 1999, and for good and valuable consideration the parties covenant and agree as follows:

     1. Employment. Furniture Brands agrees to employ Loynd during the period beginning January 1, 2000 and ending December 31, 2001, or such earlier date upon Loynd's death or permanent disability (the "Employment Period"), and Loynd agrees to serve Furniture Brands as an employee during the Employment Period, subject to the direction and control of the Board of Directors of Furniture Brands, all upon the following terms and conditions.

     (a) Prior to the commencement of the Employment Period, Loynd will make an irrevocable election of form of benefit under the Furniture Brands Supplemental Executive Retirement Plan (SERP). During the Employment Period, Loynd will receive a salary equal to: (i) the amount of the SERP benefit he would otherwise be entitled to as a retiree from the company pusuant to that election, and (ii) the amount of fees he would be entitled to receive as a non-employee Director of the company. All such amounts will be paid to him as compensation and will be subject to appropriate withholding.

     (b) During the Employment Period, Loynd will also be entitled to participate in all benefit programs in which he is participating on the date hereof and to be reimbursed all expenses in accordance with past practice, except that Loynd will not participate in any bonus or other annual incentive plan, Loynd's $800,000 term life insurance policy will be allowed to lapse, and Loynd agrees he will not be a participant in the 401k Savings Plan.

     (c) In January of each of 2000 and 2001 Loynd will receive a grant of Restricted Stock under the Furniture Brands 1999 Long-Term Incentive Plan, in the amounts and subject to the same restrictions as are applicable to the awards of restricted stock made to non-employee Directors in each of those years.

     (d) Furniture Brands will continue to maintain and pay the expenses of Furniture Brands' office in New Jersey for the Employment Period, and Loynd will continue to have the use of that office.

     (e) Any amounts being carried by Furniture Brands as deferred compensation for Loynd for past years of service will be paid to Loynd as soon as they become immediately deductible by Furniture Brands as compensation expense.

     2. Duties. Loynd agrees during the Employment Period to perform such executive duties for Furniture Brands and for Furniture Brands' subsidiaries relating to its business as the Furniture Brands Board of Directors may reasonably direct from time to time.

     3. Term. This agreement will terminate on December 31, 2001, or upon Loynd's death or permanent disability, whichever is the earlier.

     4. Miscellaneous. This Employment Agreement shall be binding upon and shall inure to the benefit of Furniture Brands and its successors and assigns. This Agreement shall supersede and stand in place of any and all other employment agreements between Loynd and Furniture Brands or any of its subsidiaries. This Employment Agreement shall take effect as of the day and year first above set forth, and its validity, interpretation, construction and performance shall be governed by the laws of the State of Missouri.

     5. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter, and no waiver, modification or change of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification or change is sought to be enforced.

     IN WITNESS WHEREOF, the parties hereto have each executed this Agreement the date set forth below.



                                            FURNITURE BRANDS INTERNATIONAL, INC.


                                            By:  /s/  W.G. Holliman
                                                 Chairman, President and
                                                   Chief Executive Officer



                                            RICHARD B. LOYND

                                            By:  /s/ R.B. Loynd